Exhibit 99.1

Kineta Announces the Extension of the TuHURA Biosciences Exclusivity and Right of First Offer Agreement for KVA12123, Kineta’s VISTA blocking antibody Currently in Phase 1

TuHURA has extended their exclusivity and right of first offer pursuant to the terms of the agreement.

Kineta and TuHURA are collaborating on the ongoing Phase 1/Phase 2 clinical trial in patients with advance solid tumor cancer

SEATTLE — (October 2, 2024) Kineta, Inc., (OTC Pink: KANT) (“Kineta” or the “Company”), a clinical-stage biotechnology company focused on the development of novel immunotherapies in oncology that address cancer immune resistance, announced today that TuHURA Biosciences, Inc (TuHURA) is exercising its right to extend their exclusivity and right of first offer agreement (the “Agreement”) for Kineta’s VISTA blocking antibody KVA12123. Under the terms of the Agreement entered in July 2024 between Kineta and TuHURA, TuHURA has the right to extend their rights for up to two 10-day periods. Kineta is entitled to receive $150,000 for each 10-day extension.

“In February, Kineta announced that it would be exploring strategic alternatives for the company to maximize shareholder value. This priority continues, and I look forward to providing additional information on this front later this year,” said Craig W. Philips, President, Kineta. “Through the exclusivity and right of first offer agreement with TuHURA for KVA12123, we reopened the Phase 1 clinical study in August 2024 and are currently enrolling patients into this study in advanced solid tumor cancers. Kineta is focused on completing the enrollment of the Phase 1 trial by year end 2024.”

“KVA12123 is a novel, differentiated new treatment alternative for patients with cancer. The progress being made in the clinical trial is encouraging. As TuHURA continues our diligence, I have been pleased with the enthusiasm for KVA12123 that I have seen in the medical community. VISTA expression is broadly observed in patients with a number of solid and hematologic cancers. KVA12123 may provide a valuable therapeutic alternative to improving the treatment of patients with cancer,” said Dr. James A. Bianco, Chief Executive Officer of TuHURA.

On July 8, 2024, Kineta announced that it had entered into the Agreement with TuHURA, a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy. As part of the Agreement, Kineta received a $5 million nonrefundable payment from TuHURA in July 2024. Under the terms of the Agreement, any payment made by TuHURA in consideration for Kineta’s compliance with its obligations set forth in the Agreement will be credited to the upfront payment from TuHURA if a transaction between the parties is completed. In August, Kineta announced that in collaboration with TuHURA, it reopened enrollment in the VISTA-101 clinical trial. Kineta and TuHURA continue to collaborate on the ongoing Phase 1 clinical program for patients with advanced solid tumor cancer.

KVA12123, through the combination of unique epitope binding and an optimized IgG1 Fc region, has demonstrated strong tumor growth inhibition as both a monotherapy or in combination with other checkpoint inhibitors in preclinical models. KVA12123 provides a novel approach to address immune suppression in the TME with a mechanism of action that is differentiated and complementary with T cell focused therapies. KVA12123 may be an effective immunotherapy for many types of cancer including non-small cell lung (NSCLC), colorectal, renal cell carcinoma, head and neck, and ovarian cancer. Significant VISTA expression is observed in patients with a variety of cancer types including gynecologic tumors such as ovarian, cervical, and endometrial cancer.

About Kineta
Kineta is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. The Company’s immuno-oncology pipeline includes KVA12123, a novel VISTA blocking immunotherapy currently in a Phase 1/2 clinical trial in patients with advanced solid tumors, and a preclinical monoclonal antibody targeting CD27. For more information on Kineta, please visit www.kinetabio.com.

Through the combination of unique epitope binding and an optimized IgG1 Fc region, KVA12123 has demonstrated strong tumor growth inhibition as both a monotherapy and in combination with other checkpoint inhibitors in preclinical models. KVA12123 provides a novel approach to address immune suppression in the tumor microenvironment with a mechanism of action that is differentiated and complementary with T cell focused therapies. KVA12123 may be an effective immunotherapy for many types of cancer including non-small cell lung (NSCLC), colorectal, renal cell carcinoma, head and neck, and ovarian cancer.

In February 2024, Kineta announced a significant corporate restructuring to substantially reduce expenses and preserve cash. The restructuring included a significant workforce reduction and the suspension of enrollment of new patients in its ongoing VISTA-101 Phase 1/2 clinical trial evaluating KVA12123 in patients with advanced solid tumors. At that time, Kineta also announced that it was exploring strategic alternatives to maximize stockholder value.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the anticipated benefits of the Exclusivity and Right of First Offer Agreement and statements relating to Kineta’s exploration of strategic alternatives and reinitiation of the VISTA-101 Phase 1/2 clinical trial. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Kineta’s current beliefs, expectations and assumptions regarding the future of Kineta’s business, future plans and strategies, clinical results and other future conditions.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: Kineta’s ability to successfully initiate and complete clinical trials; the difficulty in predicting the time and cost of development of Kineta’s product candidates; Kineta’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, Kineta’s reinitiation of the VISTA-101 Phase 1/2 clinical trial for KVA12123; the timing and anticipated results of Kineta’s planned pre-clinical studies and clinical trials and the risk that the results of Kineta’s pre-clinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; the timing of the availability of data from Kineta’s clinical trials; the timing of any planned investigational new drug application or new drug application; the risk of cessation or delay of any ongoing or planned clinical trials of Kineta or its collaborators; the clinical utility, potential benefits and market acceptance of Kineta’s product candidates; Kineta’s commercialization, marketing and manufacturing capabilities and strategy; developments and projections relating to Kineta’s competitors and its industry; the impact of government laws and regulations; the timing and outcome of Kineta’s planned interactions with regulatory authorities; Kineta’s ability to protect its intellectual property position; Kineta’s ability to prevail in litigation against investors who failed to close an anticipated private placement; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether Kineta will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; whether Kineta’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital requirements; and those risks set forth under the caption “Risk Factors” in Kineta’s most recent Annual Report on Form 10-K filed with the SEC on March 21, 2024 and Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024 and August 8, 2024, as well as discussions of potential risks, uncertainties and other important factors in Kineta’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, Kineta undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor Relations:

info@kineta.us

Source: Kineta, Inc.